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                                                                  Exhibit 10.00
                        [HMI INCORPORATED LETTERHEAD]


                                                             December 23, 1997


Integrated Capital Management Group
1910 Yonge Street
Suite 401
Toronto, Ontario
M43 3B2


Attention:   Michael Crotty, Managing Partner


Gentlemen:


             Re:  Household Rental Systems division of HMI Incorporated


             This will set forth the proposal of HMI Incorporated ("Seller") with respect to the sale to a corporation to be incorporated by Integrated Capital Management Group Inc. in trust, with respect to the sale of a corporation to be incorporated by Integrated Capital Management Group., in trust (such corporation hereinafter referred to as "Buyer") of certain of the assets used by Seller in its Household Rental Systems division carpet cleaning equipment rental and consignment business (the "Purchased Business"), all with effect from the close of business on the Closing Date, as that term is defined below.

        1.   Asset Purchase and Sale
             -----------------------

             At closing to be held on January 31, 1998 (the "Closing Date"), or other date as may be mutually agreed, Buyer will purchase from Seller, and Seller will sell to Buyer, all of the assets used in the Purchased Business and owned by Seller, subject to the exclusions described below. The assets to be acquired shall include the complete inventory of carpet and upholstery cleaning equipment, vacuum cleaner bags, related accessories, displays, customer records, the office and related computer systems and equipment, all moulds for machine covers and bottles (except for the mould for the new self-contained unit model #UP1 - "Easy Way Upright"), the existing supply of chemicals and of machine parts, formulas for cleaning products and chemicals, trade names (including "Easy Way") and goodwill (collectively, the "Assets"). There shall be specifically excluded from the Assets the accounts receivable, and all cash on hand or in banks or other depositories.


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     2.  Purchase Price
         --------------

         The purchase price for the Assets (the "Purchase Price") shall be U.S. $1,050,000 and shall be payable in full by certified check or cashier's check on closing. The Purchase Price will be allocated as agreed between Buyer and Seller.

     3.  Employees
         ---------

         Buyer will offer employment to all employees of the Purchased Business (with the exception of Mr. Frank Solich) on terms no less favorable to such employees than their current terms of employment. Buyer will also assume responsibility to negotiate contracts with the part-time commissioned agents. Seller shall be responsible for all employee accruals up to the Closing Date. Prior to the Closing Date, Seller will identify any employees of the Purchased Business who are to be terminated as a result of the loss by the Purchased Business of the Safeway account. Buyer and Seller will share equally the responsibility for any amounts payable to such employees in connection with such severances.

     4.  Liabilities of the Purchased Business
         -------------------------------------

         Buyer will assume all liabilities of the Purchased Business entered into in the normal and ordinary course of business which arise or accrue after the Closing Date (but Buyer shall not assume responsibility for the amount payable by the HRS division to Seller). Without limiting the generality of the foregoing, Buyer will assume responsibility for (i) all agreements entered into in the normal and ordinary course of business, and (ii) Seller's leases in Toronto, Burnaby, Edmonton and Montreal, provided that necessary landlords' consents can be obtained. Seller will forthwith provide to Buyer copies of all of such agreements and leases. Seller agrees to provide Buyer with particulars of new contracts entered into between the date hereof and the Closing Date. Buyer agrees to indemnify Seller against all liabilities assumed by Buyer. Seller agrees to indemnify Buyer against all liabilities retained by Seller.

     5.  Compliance with Bulk Sales Act
         ------------------------------

         Seller and Buyer will waive compliance with applicable bulk sales legislation. Seller will indemnify Buyer against any liability incurred by Buyer as a result of such non-compliance.

     6.  Covenant Not to Compete
         -----------------------

         In the Asset Purchase Agreement, Seller will agree not to carry on, acquire or establish a business of consigning or renting on a short term basis (an hourly or daily period) carpet and upholstery cleaning equipment at any location in Canada for a period of five years. Buyer acknowledges that after the Closing Date, Seller will continue to engage in the


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sale and leasing of rug cleaning machines, including steam carpet extractors, as well as vacuum cleaner bags, within the context of its Filter Queen business.

        7.      Asset Purchase Agreement
                ------------------------

                The Asset Purchase Agreement to be entered into by Seller and Buyer shall be in form and content satisfactory to Seller and Buyer. Without limiting the foregoing, the Asset Purchase Agreement shall contain representations, warranties, covenants, conditions and indemnities normally associated with the purchase and sale of assets of like businesses as a going concern. There will be no holdback, escrow or other security in support of Seller's representations, warranties and indemnities. The aggregate liability of Seller in respect of breaches of representations and warranties shall not exceed U.S. $250,000, and such representations and warranties shall survive the consummation of the transaction for a period of twelve months. The parties will use their best efforts to negotiate, execute and deliver a definitive Asset Purchase Agreement on or before January 24, 1998.

        8.      Investigation
                -------------

                Pending execution and delivery of the definitive Asset Purchase Agreement, Seller will afford Buyer the opportunity to complete its purchase investigation. In particular, Seller shall grant Buyer access to all of the books, records and financial statements of Seller relating to the Purchased Business. Seller will cooperate fully in making its officers and personnel available to Buyer and its agents at reasonable times. Buyer shall not, however, be entitled to contact or communicate with Seller's vendors, customers and other persons having business dealings with the Purchased Business until the Asset Purchase Agreement has been executed.

                Pending closing, information provided by Seller with respect to the financial and other affairs of the Purchased Business will be kept confidential to Buyer and will not be disclosed to any other person, other than the professional advisers of Buyer. In the event of a failure of the parties to close the transactions provided herein by January 31, 1998, Buyer will return to Seller, and will cause its professional advisers to return to Seller, all such information as it shall have received in connection with the proposed transaction, together with any summaries or notes prepared on the basis of such information.

        9.      Business and Ordinary Course, No Material Adverse Changes
                ---------------------------------------------------------

                It will be a condition to the obligation of Buyer to purchase the Assets that from the date of this letter to the completion of the purchase of the assets or the termination of negotiations by Buyer or Seller, Seller will conduct the Purchased Business in the usual and ordinary manner and that no material and adverse change will occur in the financial condition, results of operation or assets of the Purchased Business, except that Buyer
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acknowledges that the Safeway account may have been lost by the Purchased
Business prior to the Closing Date.

        10.     Other Discussions
                -----------------

                Buyer has devoted and will continue to devote a considerable amount of time, effort and expense in connection with the examination of the Purchased Business and the preparation and the negotiation of the definitive Asset Purchase Agreement. Accordingly, Seller agrees that, prior to the earlier of January 31, 1998, or termination of negotiations by Buyer, Seller will not discuss, negotiate with or furnish information about the Purchased Business to any other possible purchaser of all or any portion of the Purchased Business.

        11.     Letter of Intent
                ----------------

                Neither party shall have any obligation with respect to the transactions contemplated hereby unless (and then only to the extent that) such obligation is contained in a definitive asset purchase agreement executed and delivered by both parties hereto. The only provisions of this letter of intent which are legally binding are the last sentence of Section 7, Section 8,
Section 10, Section 12 and Section 13.

        12.     Confidentiality
                ---------------

                The parties hereto agree that the existence and contents of this letter of intent and the nature and status of the acquisition and related matters described in this letter of intent are confidential. The timing and content of any announcements, press releases or other public statements concerning the proposed transaction and related matters will occur upon, and be determined in advance by, mutual agreement and consent of the parties. The foregoing notwithstanding, nothing herein shall prohibit any party to this letter of intent from making any public disclosure regarding this letter of intent and the nature and status of the required under applicable laws, but in such event, all reasonable efforts shall be made to obtain the approval of both parties to the content of the disclosure.

                Buyer agrees that the terms and conditions of a confidentiality agreement signed by it and dated November 25, 1997 shall remain in full force and effect.

        13.     Expenses and Commissions
                ------------------------

                Buyer and Seller shall each pay its own expenses incurred in connection with the transactions contemplated hereby and each of Buyer and Seller agrees that it has not engaged any broker or finder as to whom the other would be liable for fees or other amounts.
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        If this letter reflects your understanding of our discussion and agreement, please indicate by signing, dating, and returning a copy of this letter to Seller.

  14.   No Liability
        ------------

        In the event that the transaction is not completed, Integrated Capital Management Group Inc., in trust will not be liable for any of the obligations of or for the Buyer.


                                Yours very truly,


                                HMI INCORPORATED


                                By: /s/ Mark A. Kirk
                                   --------------------------


        This foregoing letter correctly sets forth our understanding of our discussions and our agreement thereto.


        Dated at Toronto, Ontario this  23     day of December, 1997.
                                       -------


                                INTEGRATED CAPITAL MANAGEMENT
                                GROUP INC., in trust
                                (without liability for a company to be
                                incorporated)


                                By: /s/ Michael Crotty
                                   --------------------------